______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02: RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 12, 2008, GeoResources, Inc. issued a press release providing an operations update.  A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	GeoResources, Inc. Press Release dated August 12, 2008.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: August 13, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	GeoResources, Inc. Press Release dated August 12, 2008.

EXHIBIT 99.1
Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net
     FOR IMMEDIATE RELEASE

GeoResources, Inc. Provides Operations Update
Continues successful horizontal drilling in Texas and North Dakota

Houston, Texas, August 12, 2008 – GeoResources, Inc., (Nasdaq: GEOI), today provided an operations update.  The Company has completed additional horizontal wells in Texas and North Dakota.

DRILLING RESULTS
GeoResources continues its successful exploitation of the Austin Chalk formation in the Giddings Field, Grimes County, Texas with its completion of the Keisler #2-H horizontal dual lateral well for an initial production rate in excess of 20 MMCFPD.  This is the third dual lateral and the ninth successful completion since closing the acquisition of the field in February of 2007. The Company has achieved a 100% success rate in drilling these Austin Chalk horizontal wells.  Previously, the Company reported that the Jeff Haynie was completed for 17 MMCFPD.  This well has reached the 1 Billion Cubic Feet of cumulative gas production in just 70 days, quicker than any other well the Company has drilled, and it is continuing to produce at over 10 MMCFPD.  The significance of reaching this milestone in such a short time period is the quick payout of the drilling capital as well as an indication of the ultimate gas recovery from the well.  Several wells in this area that have cumulative production of 1 BCF within the first four months are reasonably projected to have estimated ultimate reserves exceeding 5 BCF.  The Company continues to pursue its development strategy and is currently drilling the Bax #1-H as a dual lateral well which is expected to be completed and placed on production during the third quarter.

The Company has acquired additional acreage in the Giddings Field area and is in the process of permitting more drilling locations. Based on continued technical evaluation, successful leasing and acceptable well performance, GeoResources expects to retain the current drilling rig and crew and spud a new well approximately every 60-75 days for the next three years.  The Company is the operator of these wells and holds a direct 7.2% working interest.  In addition, an affiliated partnership owns an 82.8% working interest.  The Company holds a 2% general partner interest in the partnership, which increases significantly in accordance with economic performance parameters under the terms of the partnership agreement.

The Company’s Mountrail County, North Dakota drilling activity remains quite active with the Pathfinder #1-9H (5.1% Company Working Interest (“WI”)) now completed with an initial production rate of 1,463 BOEPD but limited to 600 BOPD by oil pipeline capacity issues.  The Prowler #1-16H (6.1%WI) was fracture stimulated during late July and had an initial rate of 908 BOEPD.  The Prospector #1-36H (5.1%) and the Payara #1-21H (6.0%WI) are both currently in process of completion.  The Voyager #1-28H (8.9%WI) is expected to commence drilling within three weeks of moving off the completion of the Payara #1-16H.  The second contracted rig is currently scheduled to commence drilling of the Goldeneye #1-2H (4.1% WI) in approximately two weeks with the Peacemaker #1-8H (3.8% WI), the Bandit #1-29H (10.0% WI) and the Nightcrawler #1-17H (4.5% WI) scheduled to follow.  These and previously reported wells total nine gross wells and the Company presently has an additional eight wells scheduled.  The program is continuing and numerous projected wells are in process of being planned and of being permitted.

The Company holds a 10–15% working interest in approximately 26,000 acres in Mountrail County, North Dakota and is participating in numerous Bakken Shale wells through a joint venture with Slawson Exploration.  Continuous drilling with one drilling rig is expected throughout 2008 and 2009 and a second rig has been contracted and is scheduled to commence operations within the next two weeks.  In addition, GeoResources presently has minor interests in twenty-four wells or locations that are producing, in various stages of drilling and completion or are scheduled.  These small participations result in valuable engineering and geological data.  As the Company concentrates on Slawson operated wells, it will evaluate all available technical information while attempting to increase its position in this expanding play.

OKLAHOMA ACQUISITION
The previously announced Oklahoma acquisition results in approximately 100 additional drilling locations with the vast majority being proved undeveloped locations.  In addition, management believes that the acreage provides significant exploration and development opportunities directly associated with the acquired interests and in regional proximity thereto. GeoResources’ management and technical staff have significant prior experience in Oklahoma.  The acquisition closed in June and the Company is presently organizing a drilling program which is expected to begin in the 4th quarter.

COMMENTS
Frank A. Lodzinski, Chief Executive Officer of GeoResources, said, “Our drilling and development program continues to deliver positive results.  We expect to continue to develop our assets and expand our acreage and prospect inventory.  We are pleased with our entry into Oklahoma, where we have considerable prior experience.  That acquisition brings significant drilling opportunities and we believe we can expand in the areas.  Over the next few months we expect to be revising our capital budget to incorporate our Oklahoma drilling and to reflect results of other projects currently under development.  We believe our diversified approach will allow the Company to continue to grow profitably.”

About GeoResources, Inc.
GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities, currently focused in the Southwest and Gulf Coast, the Williston Basin and the Rocky Mountains.  In April 2007, the Company completed the merger with Southern Bay Oil and Gas, L.P. and Chandler Energy, LLC.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, our Annual Report on Form 10-KSB/A for the year ended December 31, 2007, and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).